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                                                                     Exhibit 5.1

               [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]

August 17, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Microtune, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

As counsel to Microtune, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the Registration Statement on Form S-3 to which this opinion is being filed as Exhibit 5.1 (the "Registration Statement"), with respect to the Company's:

     1.  Common Stock, par value $0.001 per share (the "Common Stock");

     2.  Preferred Stock, par value $0.001 per share (the "Preferred Stock");

     3.  Debt Securities; and

     4. Warrants to purchase Common Stock, Preferred Stock or Debt Securities (the Common Stock, Preferred Stock, Debt Securities and Warrants being collectively referred to herein as the "Securities").

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), at a maximum aggregate offering price of $250,000,000.

We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. Insofar as this opinion relates to factual matters, we have assumed without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (the "Indenture"). Warrants may be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent. We have assumed that each of the Indenture and the Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or

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compliance with any federal or state law or regulation to the power, authority or competence of any party other than the Company to an Indenture, Warrant Agreement or any other agreement or contract and have assumed that the same are the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments and Prospectus Supplements), will have become effective under the Act; (ii) appropriate Prospectus Supplements will have been prepared and filed in accordance with the Act and the Rules and Regulations promulgated thereunder with the Commission describing the terms of each particular issue of Securities offered and the terms of the offering thereof; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) if applicable, an Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and will have been duly authorized, executed and delivered by the Company and the trustee; (v) if applicable, a trustee will have been duly appointed, authorized and qualified in accordance with the 1939 Act and the rules and regulations promulgated thereunder and any related Statement of Eligibility on Form T-1 will have been duly filed and become effective in accordance with the 1939 Act and the rules and regulations promulgated thereunder and (vi) if applicable, a Warrant Agreement will have been duly authorized, executed and delivered by the Company and the bank, trust company or Warrant Agent, as applicable.

Based upon such examination and subject to the foregoing, we are of the opinion that:

     1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof, (ii) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Amended and Restated Certification of Incorporation and Amended and Restated By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Common Stock has been issued and sold as contemplated by the Registration Statement and any applicable Prospectus Supplement, and (iv) the Company has received the consideration provided for in the authorizing resolutions on and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

     2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof, (ii) appropriate Certificate(s) of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed and become effective with the Secretary of State of the State of Delaware, (iii) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Amended and Restated Certification of Incorporation and Amended and Restated By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and any applicable Prospectus Supplement, and (v) the Company has received the consideration provided for in the
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         authorizing resolutions and such consideration per share is not less that the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid, and non-assessable.

     3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof, (ii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (iv) the Company has received the consideration provided for in the authorizing resolutions, such Debt Securities will constitute valid and binding obligations of the Company against the Company in accordance with their respective terms.

     4. With respect to the Warrants, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the authorizing resolutions, the Warrants will constitute valid and binding obligations of the Company against the Company in accordance with their respective terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus and any applicable Prospectus Supplement constituting a part thereof, as originally filed or as subsequently amended or supplemented.
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                                Respectfully submitted,

                                /s/ Gray Cary Ware & Freidenrich LLP
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                                GRAY CARY WARE & FREIDENRICH LLP